December 15, 2009

To the Investors party to the Purchase Agreement
with Axion Power International, Inc.
c/o Special Situations Fund III QP, L.P.
527 Madison Avenue, Suite 2600
New York, NY 10022

Ladies and Gentlemen:

David Gelbaum and Monica Chavez Gelbaum (collectively, the “Gelbaums”) are the co-trustees of The Quercus Trust (the “Trust”). As of the date hereof, the Gelbaums and the Trust are the sole beneficial owners as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of an aggregate of 18,571,430 shares of the Common Stock, par value $0.0001 per share (the “Common Stock”), of Axion Power International, Inc. (the “Company”), consisting of 8,571,430 shares of Common Stock held of record by the Trust (the “Trust Shares”) and warrants held of record by the Trust (the “Trust Warrants”) to acquire an aggregate of 10,000,000 shares of Common Stock (the “Trust Warrant Shares” and, collectively with the Trust Shares, and the Trust Warrants, the “Trust Securities”).

As of the date hereof, The undersigned understands that you (collectively, the “Investors”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company, providing for the purchase and sale of an aggregate of • shares (the “Shares”) of Common Stock, in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the SEC”) under the Securities Act of 1933, as amended (the “Act”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

In order to induce the Investors to enter into the Purchase Agreement and to purchase the Shares as provided therein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Gelbaums and the Trust, on their own behalf and on behalf of their Affiliates, hereby jointly and severally agree as follows:

1.           The Gelbaums and the Trust own the Trust Shares and the Trust Warrants and, upon any exercise of the Trust Warrants, will own the Trust Warrant Shares, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. There are no agreements, understanding or arrangements (i) granting any Claim with respect to the Trust Securities to any person or entity, (ii) restricting the right of the Gelbaums or the Trust to sell the Trust Securities, (iii) restricting any other of their rights with respect to the Trust Securities, or (iv) limiting or restricting the rights of the holder of any of the Trust Securities. Except for the Trust Securities, neither the Trust, nor the Gelbaums nor any of their respective Affiliates beneficially own any capital stock of the Company or have the right to acquire beneficial ownership of any capital stock of the Company, except upon the exercise of the Trust Warrants in accordance with their terms.

2.           During the period (the “Lock-Up Period”) beginning on the date hereof and ending on the earlier to occur of (i) the first anniversary of the Closing Date or (ii) a “Change of Control” (as defined below), neither the Trust nor the Gelbaums will, and shall cause their respective Affiliates not to, except as provided herein, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose (collectively, a “Transfer”) of any Trust Securities, or any shares of Common Stock of the Company, any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, hereinafter acquired, by any of them or with respect to which any of them has beneficial ownership within the rules and regulations of the SEC (the “Additional Trust Securities”).

As used herein, “Change of Control” means, at any time (i) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) under the Exchange Act (other than the Trust, the Gelbaums or their respective Affiliates) shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person.

3.           Except as expressly provided herein, the foregoing restrictions are expressly agreed to preclude the Gelbaums and the Trust from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a Transfer of the Trust Securities or the Additional Trust Securities during the Lock-Up Period even if the Trust Securities or the Additional Trust Securities would be disposed of by someone other than the Gelbaums or the Trust. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Trust Securities or Additional Trust Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Common stock of the Company.

4.           The Gelbaums and the Trust hereby consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar prohibiting the Transfer of the Trust Securities and the Additional Trust Securities except in compliance with this Lock-up Agreement.

5.           Notwithstanding the foregoing, subject to the requirements of applicable law and any policies or procedures regarding the sale of stock by insiders of the Company, nothing herein shall prohibit the Gelbaums or the Trust from exercising any of the Trust Warrants in accordance with their terms.

6.           The Gelbaums and the Trust understand and acknowledge that (i) the Company and the Investors are relying upon this Lock-Up Agreement in connection with the entry into and consummation of the transactions contemplated by, the Purchase Agreement, and that this Lock-Up Agreement may be enforced directly by the Company or any of the Investors, (ii) this Lock-Up Agreement is irrevocable and shall be binding upon their respective heirs, legal representatives, successors and assigns, (iii) any breach or threatened breach of the terms of this Lock-Up Agreement would cause irreparable harm to the Company and the Investors for which an adequate remedy is not available at law and that, therefore, in additional to any other rights that they have at law or in equity, the Company and each Investor shall be entitled to injunctive relief and to an order of specific performance in the event of any such breach or threatened breach and shall not be required to post any bond or other security in connection therewith, (iv) this Lock-Up Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument and (v) this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

The Quercus Trust

By:
David Gelbaum, Co-Trustee

David Gelbaum, Individually

/s/ Moncia Chavez Gelbaum
Moncia Chavez Gelbaum, Individually

5.           Notwithstanding the foregoing, subject to the requirements of applicable law and any policies or procedures regarding the sale of stock by insiders of the Company, nothing herein shall prohibit the Gelbaums or the Trust from exercising any of the Trust Warrants in accordance with their terms.

6.           The Gelbaums and the Trust understand and acknowledge that (i) the Company and the Investors are relying upon this Lock-Up Agreement in connection with the entry into and consummation of the transactions contemplated by, the Purchase Agreement, and that this Lock-Up Agreement may be enforced directly by the Company or any of the Investors, (ii) this Lock-Up Agreement is irrevocable and shall be binding upon their respective heirs, legal representatives, successors and assigns, (iii) any breach or threatened breach of the terms of this Lock-Up Agreement would cause irreparable harm to the Company and the Investors for which an adequate remedy is not available at law and that, therefore, in additional to any other rights that they have at law or in equity, the Company and each Investor shall be entitled to injunctive relief and to an order of specific performance in the event of any such breach or threatened breach and shall not be required to post any bond or other security in connection therewith, (iv) this Lock-Up Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument and (v) this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

The Quercus Trust

By:	/s/ David Gelbaum
David Gelbaum, Co-Trustee

By:
Monica Chavez Gelbaum, Co-Trustee

/s/ David Gelbaum
David Gelbaum, Individually

Moncia Chavez Gelbaum, Individually